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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Transkaryotic Therapies, Inc., for the registration of $500,000,000 of securities and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Boston, Massachusetts
December 11, 2000